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                                                                    EXHIBIT 99.1

                                      PROXY

                         TOREADOR RESOURCES CORPORATION
                                4809 COLE AVENUE
                                    SUITE 108
                               DALLAS, TEXAS 75205


       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                  FOR THE SPECIAL MEETING ON DECEMBER 31, 2001

     The undersigned hereby constitutes and appoints G. Thomas Graves III and Douglas W. Weir, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse side, all of the shares of common stock of Toreador Resources Corporation held of record by the undersigned on November 5, 2001, at the Special Meeting of Stockholders to be held at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 2900, Dallas, Texas 75202, on Monday, December 31, 2001, and at any adjournments or postponements thereof, on all matters coming before said meeting.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF UP TO 6,800,000 SHARES OF COMMON STOCK AND THE ADOPTION OF THE 2002 STOCK OPTION PLAN.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                           (continued on reverse side)

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PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

Please mark your votes as in this example. [X]


1. Approve the issuance of up to 6,800,000 shares of common stock pursuant to the Agreement and Plan of Merger (thereby enabling the stock-for-stock merger of Madison Oil Company with and into a wholly-owned subsidiary of Toreador Resources Corporation).


         FOR                        AGAINST                   ABSTAIN
         [ ]                          [ ]                       [ ]

2.   Approve the adoption of the 2001 Stock Option Plan.

         FOR                        AGAINST                   ABSTAIN
         [ ]                          [ ]                       [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


Please check the box if you plan to attend the Special Meeting on December 31, 2001. [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

SIGNATURE(S)                           DATE:
             ----------------------          -------------------------

NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such.